Exhibit 4.20

CONFESSED JUDGMENT SECURED PROMISSORY NOTE

IMPORTANT NOTICE: THIS INSTRUMENT CONTAINS A CONFESSION OF JUDGMENT PROVISION WHICH CONSTITUTES A WAIVER OF IMPORTANT RIGHTS YOU MAY HAVE AS A DEBTOR AND ALLOWS THE CREDITOR TO OBTAIN A JUDGMENT AGAINST YOU WITHOUT ANY FURTHER NOTICE.

CONFESSED JUDGMENT SECURED PROMISSORY NOTE

$787,500.00	Dated: March 25, 2026

FOR VALUE RECEIVED, the undersigned AVALON GLOBOCARE CORP., A Domestic Delaware Corporation(“Parent” or “Borrower”) and its subsidiaries, , individually and collectively, jointly and severally, “Guarantors”), HEREBY JOINTLY AND SEVERALLY PROMISE TO PAY to the order of Agile Lending, LLC, or its designees or assigns (“Lead Lender”) the principal amount of SEVEN HUNDRED EIGHTY SEVEN THOUSAND FIVE HUNDRED DOLLARS ($787,500.00) or such lesser amount as shall equal the outstanding principal balance of the Term Loan made to Borrower by Lender, plus interest on the aggregate unpaid principal amount of such Term Loan, at the rates and in accordance with the terms of the Business Loan and Security Agreement dated March 25, 2026, by and among Borrower, Lender, Collateral Agent, and the other Lenders from time to time party thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”). If not sooner paid, the entire principal amount and all accrued and unpaid interest hereunder shall be due and payable on the Maturity Date as set forth in the Loan Agreement. Any capitalized term not otherwise defined herein shall have the meaning attributed to such term in the Loan Agreement.

Principal, interest and all other amounts due with respect to the Term Loan, are payable in lawful money of the United States of America to Lender as set forth in the Loan Agreement and this Confessed Judgment Secured Promissory Note (this “Note”).

The Loan Agreement, among other things, (a) provides for the making of a secured Term Loan by Lender to Borrower, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

This Note may not be prepaid except as set forth in Section 2.2 (c) and Section 2.2(d) of the Loan Agreement.

This Note and the obligation of Borrower to repay the unpaid principal amount of the Term Loan, interest on the Term Loan and all other amounts due Lender under the Loan Agreement is secured as provided under the Loan Agreement.

Presentment for payment, demand, notice of protest and all other demands and notices of any kind in connection with the execution, delivery, performance and enforcement of this Note are hereby waived.

Borrower shall pay all reasonable fees and expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred by Lender in the enforcement or attempt to enforce any of Borrower’s obligations hereunder not performed when due.

This Note shall be governed by, and construed and interpreted in accordance with, the internal laws of the Commonwealth of Virginia.

The ownership of an interest in this Note shall be registered on a record of ownership maintained by Lender or its agent. Notwithstanding anything else in this Note to the contrary, the right to the principal of, and stated interest on, this Note may be transferred only if the transfer is registered on such record of ownership and the transferee is identified as the owner of an interest in the obligation. Borrower shall be entitled to treat the registered holder of this Note (as recorded on such record of ownership) as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in this Note on the part of any other person or entity.

BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTELLIGENTLY WAIVES ANY AND ALL RIGHTS THAT EACH PARTY TO THIS NOTE MAY NOW OR HEREAFTER HAVE UNDER THE LAWS OF THE UNITED STATES OF AMERICA OR THE COMMONWEALTH OF VIRGINIA, TO A TRIAL BY JURY OF ANY AND ALL ISSUES ARISING DIRECTLY OR INDIRECTLY IN ANY ACTION OR PROCEEDING RELATING TO THIS NOTE, THE LOAN DOCUMENTS OR ANY TRANSACTIONS CONTEMPLATED THEREBY OR RELATED THERETO. IT IS INTENDED THAT THIS WAIVER SHALL APPLY TO ANY AND ALL DEFENSES, RIGHTS, CLAIMS AND/OR COUNTERCLAIMS IN ANY SUCH ACTION OR PROCEEDING. BORROWER EXPRESSLY ACKNOWLEDGES THAT BORROWER IS SUBJECT TO PERSONAL JURISDICTION IN THE COMMONWEALTH OF THE VIRGINIA, THAT BORROWER INTENTIONALLY ENTERED INTO THE TRANSACTIONS THAT ARE THE SUBJECT OF THIS CONFESSED JUDGMENT PROMISSORY NOTE WITH LENDER, WHO IS LOCATED IN THE COMMONWEALTH OF VIRGINIA, AND THAT BORROWER WAIVES ANY AND ALL OBJECTIONS TO THE EXERCISE OF PERSONAL JURISDICTION OVER BORROWER OF THE COMMONWEALTH OF VIRGINIA AND TO VENUE IN THE CIRCUIT COURT FOR ARLINGTON COUNTY, VIRGINIA AND ANY OTHER COURT WITHIN THE COMMONWEALTH OF VIRGINIA.

BORROWER UNDERSTANDS THAT THIS WAIVER IS A WAIVER OF A CONSTITUTIONAL SAFEGUARD, AND EACH PARTY INDIVIDUALLY BELIEVES THAT THERE ARE SUFFICIENT ALTERNATE PROCEDURAL AND SUBSTANTIVE SAFEGUARDS, INCLUDING, A TRIAL BY AN IMPARTIAL JUDGE, THAT ADEQUATELY OFFSET THE WAIVER CONTAINED HEREIN.

UPON THE OCCURRENCE OF AN EVENT OF DEFAULT HEREUNDER OR UNDER THE LOAN AGREEMENT, LEAD LENDER MAY CONFESS JUDGMENT AGAINST BORROWER AS PROVIDED HEREIN. UPON THE OCCURRENCE OF ANY EVENT OF DEFAULT HEREUNDER, BORROWER HEREBY AUTHORIZES AND EMPOWERS THE CLERK OF ANY COURT OF RECORD IN THE COMMONWEALTH OF VIRGINIA, INCLUDING BUT NOT LIMITED TO THE CLERK OF THE CIRCUIT COURT FOR THE COUNTY OF ARLINGTON TO ENTER JUDGMENT BY CONFESSION AGAINST BORROWER IN FAVOR OF LEAD LENDER FOR THE FULL AMOUNT DUE AND PAYABLE UNDER THE FINANCING AGREEMENTS AND SECURED BY THE LOAN AGREEMENT, TOGETHER WITH ALL PERMITTED FEES AND INTEREST, AS EVIDENCED BY AN AFFIDAVIT SIGNED BY AN OFFICER OF LEAD LENDER SETTING FORTH THE AMOUNT THEN DUE, TOGETHER WITH REASONABLE ATTORNEYS’ FEES AND COLLECTION COSTS INCURRED BY LEAD LENDER AS PROVIDED IN THIS INSTRUMENT, TO THE EXTENT PERMITTED BY LAW, EXPRESSLY WAIVING SUMMONS AND OTHER PROCESS, AND DOES HEREBY CONSENT TO THE IMMEDIATE EXECUTION OF SUCH JUDGMENT, EXPRESSLY WAIVING THE BENEFIT OF ALL EXEMPTION OR HOMESTEAD LAWS.

BORROWER HEREBY CONSTITUTES AND APPOINTS JODIE E. BUCHMAN, ESQ., PIERCE C. MURPHY, ESQ., OF SILVERMAN, THOMPSON, SLUTKIN & WHITE, 400 E PRATT ST, SUITE 900, BALTIMORE, MD, 21202, OR A DULY APPOINTED SUBSTITUTE AS THE TRUE AND LAWFUL ATTORNEY-IN-FACT FOR BORROWER AND ALL PERSONS CLAIMING THROUGH OR UNDER BORROWER TO SIGN AN AGREEMENT FOR ENTERING IN ANY COMPETENT COURT AN AMICABLE ACTION IN EJECTMENT FOR POSSESSION OF THE COLLATERAL AND/OR TO APPEAR IN THE CLERK’S OFFICE OF THE CIRCUIT COURT OF ARLINGTON COUNTY,VIRGINIA, OR ANY COURT OF COMPETENT JURISDICTION AND TO CONFESS JUDGMENT AGAINST BORROWER, AND ALL PERSONS CLAIMING UNDER OR THROUGH BORROWER IN FAVOR OF LEAD LENDER, FOR WHICH THIS NOTE, OR A COPY THEREOF VERIFIED BY AFFIDAVIT, SHALL BE SUFFICIENT WARRANT; WHEREUPON A WRIT OF POSSESSION MAY IMMEDIATELY ISSUE FOR POSSESSION OF THE COLLATERAL, WITHOUT ANY PRIOR WRIT OR PROCEEDING WHATSOEVER AND WITHOUT ANY STAY OF EXECUTION. LEAD LENDER MAY BRING AN AMICABLE ACTION IN EJECTMENT AND/OR CONFESS JUDGMENT THEREIN EITHER BEFORE OR AFTER THE INSTITUTION OF PROCEEDINGS TO ENFORCE THIS NOTE AND/OR AFTER ENTRY OF JUDGMENT ON THIS NOTE, OR AFTER A PUBLIC SALE OF THE COLLATERAL IN WHICH LEAD LENDER IS THE SUCCESSFUL BIDDER.

BORROWER HEREBY RATIFIES AND CONFIRMS ALL THAT SAID ATTORNEY OR ATTORNEYS MAY DO PURSUANT TO THE FOREGOING POWER. PURSUANT TO SECTION 8.01-435 OF THE CODE OF VIRGINIA OF 1950, AS AMENDED, BORROWER IS HEREBY NOTIFIED THAT A SUBSTITUTE ATTORNEY-IN-FACT UNDER THIS PARAGRAPH MAY BE APPOINTED BY THE LEAD LENDER, OBLIGEE, OR PERSON OTHERWISE ENTITLED TO PAYMENT UNDER THIS AGREEMENT BY RECORDING AN INSTRUMENT NAMING SUCH SUBSTITUTE ATTORNEY-IN- FACT IN THE CLERK’S OFFICE WHERE JUDGMENT IS TO BE CONFESSED.

THE FOREGOING AUTHORIZATION TO PURSUE PROCEEDINGS FOR CONFESSING JUDGMENT AND ANY AND ALL JUDGMENT ENFORCEMENT MEASURES THAT LEAD LENDER OPTS TO PURSUE, INCLUDING BUT NOT LIMITED TO OBTAINING POSSESSION OF THE COLLATERAL, AND IS AN ESSENTIAL PART OF LEAD LENDER’S REMEDIES FOR ENFORCEMENT OF THIS NOTE AND THE LOAN AGREEMENT AND SHALL SURVIVE ANY ENFORCEMENT ACTIONS OR FORECLOSURE SALE BY OR TO LEAD LENDER.

[Signature Page to Follow}

IN WITNESS WHEREOF, Borrower caused this Note to be duly executed under seal by one of its officers thereunto duly authorized on the date hereof.

ON BEHALF OF BORROWER(S):	BORROWER:

[SEAL]	[SEAL]
By: LUISA IDA INGARGIOLA	By:
Date:	Date:

STATE:

COUNTY OF:

I hereby certify that on_______, before me, the undersigned, Notary Public in and for the State of_______, at large, personally appeared LUISA IDA INGARGIOLA , individually and as the CFO of AVALON GLOBOCARE CORP., A Domestic Delaware Corporation(“Parent”) and its subsidiaries, known to me or satisfactorily proven to be the person whose name is subscribed to the foregoing instrument and acknowledged that he executed the foregoing on behalf of himself individually, AVALON GLOBOCARE CORP., A Domestic Delaware Corporation (“Parent”) and its subsidiaries, for the purposes set forth therein.

(Seal)
Notary Public

My Commission Expires: Registration Number: